Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-83766) pertaining to the 2000 Incentive Stock Plan of Encore Acquisition Company,

(2)	Registration Statement (Form S-8 No. 333-120422) pertaining to the 2000 Incentive Stock Plan of Encore Acquisition Company,

(3)	Registration Statement (Form S-8 No. 333-151323) pertaining to the 2008 Incentive Stock Plan of Encore Acquisition Company,

(4)	Registration Statement (Form S-3 No. 333-158680) of Encore Acquisition Company, and

(5)	Registration Statement (Form S-4 No. 333-163521) of Denbury Resources Inc.;
of our reports dated February 24, 2010, with respect to the consolidated financial statements of Encore Acquisition Company and the effectiveness of internal control over financial reporting of Encore Acquisition Company, included in this Annual Report on Form 10-K for the year ended December 31, 2009.
/s/ Ernst & Young LLP
Fort Worth, Texas
February 24, 2010